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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                          J.P. MORGAN CHASE CAPITAL IX
                  (Exact name of registrant as specified in its
                              certificate of trust)

Delaware                                              13-4011401
(State of incorporation                             (IRS Employer
or organization)                                   Identification Number)
c/o J.P. Morgan Chase & Co.
270 Park Avenue
New York, New York                                               10017
(Address of principal executive offices)                       (Zip Code)


                            J.P. MORGAN CHASE & CO.
                  (Exact name of registrant as specified in its
                          certificate of incorporation)

Delaware                                                       13-2624428
(State of incorporation                                      (IRS Employer
or organization)                                         Identification Number)
270 Park Avenue
New York, New York
(Address of principal executive offices)                           10017
                                                                 (Zip Code)

If this form related to the              If this form relates to the
registration of a class of               registration of a class of
securities pursuant to Section           securities pursuant to Section
12(b) of the Exchange Act and            12(g) of the Exchange Act
is effective pursuant to                 is effective pursuant to
General Instruction                      General Instruction
Act.(c), please check                    A.(d) please check
the folllowing box. [X]                  the following box. []

Securities Act registration statement file numbers to which this form relates:
333-56587 and 333-56587-03

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered        Name of each exchange on which
---------------------------------------        each class is to be reigistered
                                               --------------------------------
J.P. Morgan Chase Capital IX                   New York Stock Exchange
   7.50% Capital Securities, Series I
   (and the Guarantee by  J.P.
    Morgan Chase & Co. with respect
    thereto)

Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                               (Title of Class)






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Item 1. Description of Registrant's Securities to be Registered.

                  The 7.50% Capital Securities, Series I (the "Capital Securities"), of J.P. Morgan Chase Capital IX, a statutory business trust created under the laws of Delaware ("Capital IX"), registered hereby, represent beneficial ownership interests in the assets of Capital IX and are guaranteed by J.P. Morgan Chase & Co., a Delaware corporation ("J.P. Morgan Chase"), to the extent set forth in the Guarantee executed by J.P. Morgan Chase and The Bank of New York, as Guarantee Trustee (the "Guarantee"), a form of which is incorporated herein by reference to Exhibit 4.26 to the Registration Statement on Form S-3 (the "Registration Statement") of J.P. Morgan Chase and Capital IX (File Nos. 333-56587 and 333-56587-03), filed with the Securities and Exchange Commission (the "Commission"). The particular terms of the Capital Securities and the Guarantee are described in the prospectus, which forms a part of the Registration Statement, as supplemented by the prospectus supplement dated January 31, 2001 (the "Prospectus"). The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below. Such Prospectus as may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) is hereby incorporated by reference.

Item 2. Exhibits.

         1. Prospectus pertaining to the offer and sale of the Capital Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

         2. Certificate of Trust of J.P. Morgan Chase Capital IX (incorporated by reference to Exhibit 4.2 to the Registration Statement).

         3. Form of Amended and Restated Trust Agreement between J.P. Morgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (Incorporated by reference to Exhibit 4.25 to the Registration Statement).

         4.       Form of Capital Security (included as Exhibit D to Exhibit
                  4.25 to the Registration Statement and incorporated by reference to such Exhibit).

         5. Form of Guarantee between J.P. Morgan Chase & Co., as Guarantor, and The Bank of New York, as Guarantee Trustee (incorporated by reference to Exhibit 4.27 to the Registration Statement).

         6. Junior Subordinated Indenture between J.P. Morgan Chase & Co. and The Bank of New York, as Debenture Trustee (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-19719) of J.P. Morgan Chase & Co.).



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                  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, as amended, J.P. Morgan Chase Capital IX and J.P. Morgan Chase & Co. have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date: February 2, 2001               J.P. MORGAN CHASE CAPITAL IX

                                     By:  J.P. Morgan Chase & Co., as Depositor

                                     By:  /s/ John C. Wilmot
                                          ------------------------
                                          Name: John C. Wilmot
                                          Title: Managing Director




                                     J.P. MORGAN CHASE & CO.

                                     By:  /s/ John C. Wilmot
                                          ---------------------------
                                          Name: John C. Wilmot
                                          Title: Managing Director